                                                                   EXHIBIT 10.13

                                 PREMISES LEASE

         SOUTHWEST CONVENIENCE STORES, LLC, ("Lessor") and SCS Beverage, Inc., ("Lessee") agree:

         1. The licenses premises for each of the liquor licenses shown on Exhibit A are located in the State of New Mexico. Lessor is the owner of each of the liquor licenses premises and is authorized to operate the seventeen (17) New Mexico Liquor Licenses (the "Licenses") shown on Exhibit A. Lessee under a Purchase Agreement (herein so called) with Lessor, will be the owner of the Licenses upon the completion of the transfer of ownership of the Licenses by the New Mexico Alcohol and Gaming Division ("AGD"). Lessor by this agreement leases to Lessee the Licenses premises shown on Exhibit A.

         2. Licensed Premises. Lessor grants to Lessee, the non-exclusive right to use the licensed premises shown on Exhibit A as the Licensed Premises of the Licenses for the conduct of the Licensed Business (as defined below). Lessor grants to Lessee that degree of direct control over the Licensed Premises as required by the New Mexico Liquor Control Act to dispense alcoholic beverages at each of the Licensed Premised for the Licensed Business ("Licensed Business").

         3. Term. The term of this Agreement shall begin upon the date on which the New Mexico Alcohol and Gaming Division shall have approved the issuance to Lessee of the Licenses for use at the Licensed Premises and the Closing under the Purchase Agreement shall have occurred and shall end upon termination of this Agreement by Lessor, which Lessor may do at any time by 10 days written notice to Lessee.

         4. Rent. Lessee will pay Lessor an annual rental of $1.85 million payable in equal monthly installments of $154,167.00 for the term of the Agreement. Lessor and Lessee acknowledge that such annual rental is an estimate based on the estimated volume of sales of alcoholic beverages at the Licensed Premises under the Licenses. On December 31 of each year,


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Lessor and Lessee shall adjust the total rental payments made during such year to reflect the actual volume of sales of alcoholic beverages at the Licensed Premises.

         5. Use. Lessee may use the Licensed Premises for the sale and service of alcoholic beverages and related items to the public. Lessee will permit only employees of Lessee or employees leased by Lessor to Lessee to operate the Licensed Business. Lessee will maintain appropriate records, separate from the records of Lessor, of all alcoholic beverage sales and other transactions of the Licensed Business. Lessee shall pay all fees, state and federal taxes incurred in operating the Licensed Business.

         6. Insurance and Indemnity. Lessor will acquire and maintain in effect with respect to the Licensed Premises and the Licensed Business, liability insurance for property damage and personal injury and death (including host off-premises liquor liability insurance) from the conduct and operation of the Licensed Business and shall designate Lessee as an additional insured. Lessor shall indemnify and hold harmless Lessee, its affiliates, officers, directors, employees, and representatives from and against any and all liabilities which may arise from or be attributable to the Licensed Premises and/or the Licensed Business, including any liabilities attributable to the acts or omissions of Lessee (including negligence of Lessee and host off-premises liquor liability).

         7. Fixtures and Personal Property. Lessee may use all fixtures and personal property on the Licensed Premises appropriate for operation of the Licensed Business.

         8. Binding Effect. This Agreement is binding on, and the benefits inure to, Lessor, Lessee, their successors, successors-in-interest, assigns and transferees, is specifically enforceable, may be modified only in writing, and is governed by the laws of New Mexico.


                                       2
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Lessee may not assign this Agreement to any third party without first obtaining the prior written approval of Lessor, which approval may be arbitrarily and unreasonably withheld.

         9. Notices.

             A. Notices will be written and hand delivered or mailed by certified mail, postage prepaid, return receipt requested, (i) to Lessor:
Southwest Convenience Stores, LLC, Attn: General Counsel, 7616 LBJ Freeway, Suite 300, Dallas, TX 75251 and (ii) to Lessee: SCS Beverage, LLC, P.O. Box 711, Odessa, TX 79760.

             B. Notice served by mail is effective on the date on which the notice is deposited in the mail.

         10. Counterpart and Facsimile. This Agreement may be signed in counterparts. If this Agreement is signed in counterparts, the signature of the parties will appear on different or separate pages, but the contract language and signature blocks will be exactly the same on each of the separate pages. A facsimile transmission of a signature or signatures on this Agreement will be deemed original signatures. If this Agreement is signed in counterpart and/or any of the signatures on this Agreement are pursuant to a facsimile transmission, the counterparts and/or the facsimile transmission(s) will have the same effect as an original Agreement with original signatures on the same signature page.

DATED: May 12, 2003.

Lessor:                                     Lessee:

SOUTHWEST CONVENIENCE                       SCS BEVERAGE, INC.
STORES, LLC.

By /s/ Claire A. Hart                       By /s/ Jeff D. Morris
   ----------------------------------          ---------------------------------

   Its Chief Financial Officer                 Its President
       ------------------------------              -----------------------------
       and Vice President
       ------------------

                                    EXHIBIT A
                                TO PREMISES LEASE



                         LICENSES AND LICENSED PREMISES



7      7-Eleven #57704              3808 Montgomery, N.E.          Albuquerque, NM 87192
1321   7-Eleven #57719              1111 Lomas Blvd., N.W.         Albuquerque, NM 87192
1354   7-Eleven #57723              6921 Homestead, N.W.           Albuquerque, NM 87192
4068   7-Eleven Food Store #57700   1010 Yale, S.E.                Albuquerque, NM 87192
1322   7-Eleven Food Store #57705   1801 San Pedro Dr., N.E.       Albuquerque, NM 87192
4045   7-Eleven Food Store #57706   6201 San Antonio, N.E.         Albuquerque, NM 87192
982    7-Eleven Food Store #57707   10324 Menaul, N.E.             Albuquerque, NM 87192
1355   7-Eleven Food Store #57708   13601 Cooper, N.E.             Albuquerque, NM 87108
93     7-Eleven Food Store #57710   12524 Central Ave., S.E.       Albuquerque, NM 87108
628    7-Eleven Food Store #57111   9215 Indian School Rd., N.E.   Albuquerque, NM 87108
147    7-Eleven Food Store #57712   5401 Kathryn, S.E.             Albuquerque, NM 87108
645    7-Eleven Food Store #57713   3801 Central Ave., N.E.        Albuquerque, NM 87108
957    7-Eleven Food Store #57715   3610 Candelaria, N.E.          Albuquerque, NM 87108
907    7-Eleven Food Store #57716   1800 Lomas Blvd., N.E.         Albuquerque, NM 87108
183    7-Eleven Food Store #57718   2625 Wyoming Blvd., N.E.       Albuquerque, NM 87108
1330   7-Eleven Food Store #57720   7525 Montgomery, N.E.          Albuquerque, NM 87108
4060   7-Eleven Food Store #57721   2315 Southern Blvd.            Rio Rancho, NM 87124